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                                                                    EXHIBIT 99.3

                                       G&L
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                                  REALTY CORP.

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                                      NEWS

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RELEASE:                                             CONTACT:
Immediate                                            David Hamer   310-273-9930
                                                     E-mail: dhamer@glrealty.com

              G&L REALTY CORP. ANNOUNCES THAT STOCKHOLDERS APPROVE
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               MERGER WITH COMPANY OWNED BY MESSRS. GOTTLIEB AND
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            LEBOWITZ; SPECIAL COMMITTEE RESPONSE TO WEISMAN PROPOSAL
            --------------------------------------------------------

BEVERLY HILLS, California, October 24, 2001. G&L Realty Corp. (NYSE: GLR) announced that at its annual meeting of stockholders today the Company's common stockholders approved the merger of the Company with a new company owned by Daniel M. Gottlieb and Steven D. Lebowitz by the affirmative vote of approximately 60% of the common stock. Approximately 6% of the common stock was voted against the merger. The merger agreement provides that the closing of the merger will take place three business days after the satisfaction of certain conditions (including stockholder approval of the merger), unless the parties agree otherwise.

As previously reported, the company understands that, on October 23, 2001, the special committee of the board of directors of the Company responded to the proposal of Lyle Weisman and his associates and delivered to them a form of definitive agreement relating to such proposal. The Company further understands that the special committee received a reply from the Weisman Group and that the special committee intends to meet with the Weisman Group to discuss the Weisman Group's reply and to determine if the parties can enter into a definitive agreement with respect to acquisition of the common stock of the Company by the Weisman Group. If the special committee and the Weisman Group enter into a definitive agreement, then it is expected that any such definitive agreement would require that the merger not be consummated. There can be no assurance, however, that the special committee and the Weisman Group will reach a definitive agreement.

At the meeting, the stockholders also re-elected the six incumbent members of the Board of Directors and ratified the Board's appointment of Deloitte & Touche LLP as the Company's independent accountants.

Founded in 1976, G&L Realty Corp. is a growth-oriented health care real estate investment trust with four major areas of operation: the Medical Office Building Division, the Skilled Nursing Facility Division, the Assisted Living Facility Division and the Senior Care Lending Division.

                                   G&L Realty
                            Corporate Headquarters:
               439 Bedford Drive, Beverly Hills, California 90210
                       Tel: 310-273-9930 Fax: 310-248-2222

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This press release contains forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "will," "anticipate," "contemplate" and "intend." These statements represent the Company's judgment concerning the future and are subject to risks and uncertainties that could cause the proposed transactions described not to occur in the manner or in the time frame indicated in this press release. Factors influencing the proposed transactions described in this press release, in addition to the conditions referred to above, include, but are not limited to, changes in the general economy, the supply of, and demand for, healthcare related real estate in markets in which the Company has investments, the availability of financing and governmental policies and regulations as well as delays in obtaining approvals from stockholders, governmental authorities and other third parties.

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                                   G&L Realty
                            Corporate Headquarters:
               439 Bedford Drive, Beverly Hills, California 90210
                       Tel: 310-273-9930 Fax: 310-248-2222